As filed with the Securities and Exchange Commission on September 15, 2025

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ASCENTAGE PHARMA GROUP INTERNATIONAL

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

68 Xinqing Road

Suzhou Industrial Park

Suzhou, Jiangsu

China

+86-512-85557777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2022 Restricted Share Unit Scheme

(Full title of the Plans)

Ascentage Pharma Group Inc.

700 King Farm Blvd, Suite 510

Rockville, Maryland 20850

(301) 291-5658

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Knapp
SVP, General Counsel
Ascentage Pharma Group Inc.

700 King Farm Boulevard

Suite 510

Rockville, MD 20850

Era Anagnosti, Esq.

DLA Piper LLP (US)

500 8th Street, N.W.

Washington, DC 20004

(202) 799-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2022 Restricted Share Unit Scheme, as amended on May 19, 2025 (the “Amended 2022 RSU Scheme”), is being filed for the purpose of registering the issuance of an additional 5,800,000 ordinary shares of common stock, par value US$0.0001 per share (the “Ordinary Shares”), of Ascentage Pharma Group International (the “Registrant”) issuable under the Amended 2022 RSU Scheme. The Registrant previously registered the issuance of an 5,272,695 ordinary shares issuable under the 2022 Restricted Share Unit Scheme on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2025 (File No. 333- 284064) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	Registrant’s Annual Report on Form 20-F (File No. 333-284064) for the fiscal year ended December 31, 2024, filed with the Commission on April 16, 2025 (the “Annual Report”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report; and

(c)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s Annual Report, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
3.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Form F-1/A filed by the Registrant on January 21, 2025.
4.1	Form of Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.1 to the Registrant’s Form F-1/A filed on January 21, 2025).
4.2	Registrant’s Specimen Certificate for ordinary shares (incorporated by reference to Exhibit 4.2 to the Registrant’s Form F-1/A filed on January 21, 2025).
4.3	Form of Deposit Agreement, among the Registrant, the depositary and all holders and beneficial owners of American Depositary Shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Form F-1/A filed on January 21, 2025).
5.1*	Opinion of Walkers (Hong Kong) regarding the validity of the Ordinary Shares being registered.
10.1*	2022 RSU Scheme as amended on May 19, 2025.
23.1*	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm.
23.2	Consent of Walkers (Hong Kong) (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Suzhou, China on September 15, 2025.

Ascentage Pharma Group International

By:	/s/ Dajun Yang
	Name:	Dajun Yang
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dr. Dajun Yang and Thomas J. Knapp and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead in any and all capacities the registration statement on Form S-8 and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys full power to act with or without the other, and full power and authority to do and perform, in his or her name and on his or her behalf, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Dajun Yang	Chief Executive Officer and Chairman	August 25, 2025
Dajun Yang, M.D., Ph.D.	(Principal Executive Officer)

/s/ Jin Cao	Principal Financial and Accounting Officer	August 25, 2025
Jin Cao

/s/ Marina S. Bozilenko	Director	August 25, 2025
Marina S. Bozilenko

/s/ Marc Lippman	Director	August 25, 2025
Marc Lippman, M.D.

/s/ Simon Dazhong Lu	Director	August 25, 2025
Simon Dazhong Lu, Ph.D.

/s/ Wei Ren	Director	August 25, 2025
Wei Ren

/s/ David Sidransky	Director	August 25, 2025
David Sidransky, M.D.

/s/ Shaomeng Wang	Director	August 25, 2025
Shaomeng Wang, Ph.D.

/s/ Changqing Ye	Director	August 25, 2025
Changqing Ye

/s/ Debra Yu	Director	August 25, 2025
Debra Yu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ascentage Pharma Group Inc., has signed this registration statement or amendment thereto in Suzhou, China on September 15, 2025.

ASCENTAGE PHARMA GROUP INC.

By:	/s/ Dajun Yang
	Name:	Dajun Yang
	Title:	Chairman and Chief Executive Officer

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